UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SPARK NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPARK NETWORKS, INC.

8383 Wilshire Boulevard, Suite 800

Beverly Hills, CA 90211

(323) 658-3000

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2012 AT 9:00 A.M. (PDT)

The purpose of this supplement to the proxy statement of Spark Networks, Inc., filed with the Securities and Exchange Commission on April 24, 2012 (the “Proxy Statement”), relating to our 2012 Annual Meeting of Stockholders to be held on Friday, June 15, 2012 (the “2012 Annual Meeting”), is to correct the voting standard applicable to the election of director nominees at the 2012 Annual Meeting, as described on page 4 of the Proxy Statement under the heading “Vote Required,” to be a majority vote standard.

Accordingly, the second and third sentences under the heading “Vote Required” on page 4 of the Proxy Statement are replaced with the following:

“In order to elect a nominee, the affirmative vote of a majority of the votes cast at the Annual Meeting is necessary for the election of the nominee for director assuming a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director.”

This supplement should be read in conjunction with the Proxy Statement, and does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, or the other information in the Proxy Statement.

The date of this supplement to the proxy statement is April 30, 2012